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Exhibit 23.1

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-83308) and Forms S-8 (Nos. 333-68282, 333-06339 and
333-61015) of RenaissanceRe Holdings Ltd. of our reports dated January 23, 2002, with respect to the consolidated financial statements (and schedules) of RenaissanceRe Holdings Ltd. and subsidiaries as of December 31, 2001 and 2000 and for each of the three years in the period ended December 31, 2001 included in the Company's 2001 Form 10-K.

/s/ Ernst & Young

Hamilton, Bermuda

April 1, 2002